Exhibit T3A

               CERTIFICATE OF INCORPORATION
                         OF
                    REEVES HOLDINGS, INC.

     I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify, as follows:

     FIRST.  The name of the corporation is REEVES HOLDINGS, INC.

     SECOND. The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD.    The purpose of the corporation is to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH.   The total number of shares of stock which the
corporation shall have authority to issue is one thousand (1,000) shares. All such shares are to be Common Stock, par value of one-tenth of one cent ($0.001) per share and are to be of one class.

     FIFTH.    The incorporator of the corporation is Robert F.
Ivey, whose mailing address is c/o Reeves Industries, Inc., 401
Merritt 7, P.O. Box 5063, Norwalk, Connecticut 06856-5063.

     SIXTH.    Unless and except to the extent that the by-laws
of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

     SEVENTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the by-laws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any by-law whether adopted by them or otherwise.

     EIGHTH.   A director of the corporation shall not be liable
to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

     NINTH.    The corporation reserves the right at any time,
and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

     TENTH.    The powers of the incorporator are to terminate
upon filing of this Certificate of Incorporation. The name and mailing address of the person who is to serve as the initial director of the corporation until the first annual meeting of the stockholders of the corporation, or until his successor is elected and qualified is: James W. Hart, c/ Reeves Industries, Inc., 401 Merritt 7, P.O. Box 5063, Norwalk, Connecticut 06856-5063.

     The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed on this 16th day of July, 1997.



                                     Robert F. Ivey
                                      Incorporator





















                    CERTIFICATE OF AMENDMENT
                              OF
                 CERTIFICATE OF INCORPORATION

                   * * * * * * * * * * * * * *


     REEVES HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring it advisable that ARTICLE FIRST of the Certificate of Incorporation of said corporation be amended to read in full as follows:

          "FIRST:  The name of the corporation is Reeves, Inc."

SECOND: That in lieu of a meeting and vote of stockholders, the holder of all of the common stock entitled to vote thereon has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections
          242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Reeves Holdings, Inc. has caused this Certificate to be signed by Robert F. Ivey, its Secretary, this 25th day of September, 1997.

                                   Reeves Holdings, Inc.


                                   By:
                                             Robert F. Ivey
                                                 Secretary









                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION

                   * * * * * * * * * * * * * *


REEVES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring it advisable that ARTICLE FOURTH of the Certificate of Incorporation of said corporation be amended to read in full as follows:

          "FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one million (1,000,000) shares. All of such shares are to be Common Stock; par value of one-tenth on one cent
          ($0.001) per share, and are to be of one class."

SECOND: That in lieu of a meeting and vote of stockholders, the holders of a majority of the common stock entitled to vote thereon have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections
          242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Reeves, Inc. has caused this
Certificate to be signed by Robert F. Ivey, its Secretary, this 2nd of February, 1998.

                                   Reeves, Inc.


                                   By:      /s/
                                        Robert F. Ivey
                                            Secretary